SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2011

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2011, Micronetics, Inc. entered into an amendment to its credit facility with RBS Citizens National Association, successor by merger to Citizens Bank New Hampshire. The amendment extended the term of the revolving line of credit to September 30, 2015. In addition, the amendment increased the revolving line of credit loan from the principal amount of $7,500,000 to the principal amount of $10,000,000. Further, the amendment revised certain financial covenants applicable to the borrower under the credit facility by eliminating the net worth test.

A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, and a copy of the amended and restated revolving credit note is attached as Exhibit 10.2. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, which is incorporated herein by reference to the exhibits attached hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment to Commercial Loan Agreement and Loan Documents, by and between, Micronetics, Inc., Microwave & Video Systems, Inc., Microwave Concepts, Inc., Stealth Microwave, Inc., MICA Microwave Corporation and RBS Citizens National Association (successor by merger to Citizens Bank New Hampshire), dated September 19, 2011.

10.2	Amended and Restated Revolving Credit Note, dated September 19, 2011 issued by Micronetics, Inc. to RBS Citizens National Association (successor by merger to Citizens Bank New Hampshire).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC. (Registrant)

By:	/s/ Carl Lueders
Carl Lueders
Chief Financial Officer

Date: September 22, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment to Commercial Loan Agreement and Loan Documents, by and between, Micronetics, Inc., Microwave & Video Systems, Inc., Microwave Concepts, Inc., Stealth Microwave, Inc., MICA Microwave Corporation and RBS Citizens National Association (successor by merger to Citizens Bank New Hampshire), dated September 19, 2011.

10.2	Amended and Restated Revolving Credit Note, dated September 19, 2011 issued by Micronetics, Inc. to RBS Citizens National Association (successor by merger to Citizens Bank New Hampshire).